Senesco Technologies Provides Corporate Update

BRIDGEWATER, N.J. (November 26, 2012) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (OTC QB: SNTI) provided an update on Company activities.

Financial Update

On Wednesday, November 21, 2012, Senesco announced that the Company’s common stock is being quoted on the OTC.QB under the ticker symbol SNTI. The Company is also being quoted on OTC.BB. Quotes for the Company’s common stock can be obtained on the OTC Markets website, www.otcmarkets.com. The Company plans to continue to be a fully reporting issuer compliant with applicable federal and state regulations.

“Without the need to raise funds for the purpose of maintaining our listing, the Company can focus its financial resources on advancing our clinical trial towards completion,” stated Dr. Leslie J. Browne, President & CEO of Senesco. Dr. Browne continued, “We plan to maintain full transparency of our business operations for our stockholders as we have in the past and to rejoin a major exchange when the business and market conditions are favorable.”

As of September 30, 2012, Senesco had cash and cash equivalents of $1,312,056. The Company believes that its current cash resources together with its ability to utilize its unused line of credit, and, if necessary, delay certain costs, are sufficient to fund operations through March 31, 2013.

Clinical Trial Status Update

Senesco completed the first cohort of its Phase 1b/2a clinical trial of SNS01-T in multiple myeloma patients in August 2012. Senesco disclosed that SNS01-T was well tolerated and that there were two patients out of three who achieved stable disease, one of whom remained stable 4 weeks beyond the end of the dosing period. Stable disease is assessed using standard criteria that consider multiple disease parameters including the monoclonal protein and the percent plasma cells in the bone marrow.

To qualify for the study, patients must fulfill a set of inclusion criteria, which include having failed two or more prior treatment regimens. Also, their physicians are required to ensure that the patients have had the benefit of all standard treatments before entering the SNS01-T clinical trial. Consequently our patients have advanced forms of their disease and have most likely failed the most successful approved drugs like REVLIMID® and VELCADE®.

http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1.

The trial is a multiple-dose, dose-escalation study, which requires that SNS01-T administration begins at a very low dose level, approximately 1 mg per patient per dose. The low starting dose was selected to minimize safety concerns for a new treatment that is offered to patients for the first time. It was therefore unexpected that an effect on monoclonal protein and percent plasma calls could be observed in cohort 1. Patients are dosed twice-weekly for 6 weeks after which the Data Review Committee, with independent members including Brian G. M. Durie, MD, Chairman of the Board, International Myeloma Foundation (IMF) and International Myeloma Working Group (IMWG), provides its expert advice on whether it is appropriate to escalate to the next dose level. The first group of multiple myeloma patients received 0.0125 mg/kg, approximately 1 mg per patient, by intravenous infusion. The second group is now receiving 0.05 mg/kg and the planned dose levels for the third and fourth groups are 0.2 and 0.375 mg/kg, respectively. The top dose planned is 30 fold higher than the starting dose in cohort 1.

Cohort 2 was started at the next higher dose level and was expanded to include patients with diffuse large B-cell lymphoma (DLBCL) and mantle cell lymphoma (MCL). The first patient in cohort 2 has completed the dosing period.

“We are extremely pleased with the cohort 1 results and the progress of cohort 2,” stated Harlan Waksal, M.D., Chairman of Senesco. “It appears that the addition of UAMS and WVU has enabled patients to be enrolled more quickly and keep the study closer to our projected timelines so that we can disclose the results of cohort 2 early in 2013.”

The SNS01-T trial has been recruiting patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, and the Mary Babb Randolph Cancer Center in Morgantown, WV. It is expected that patient recruitment will be opened soon at the John Theurer Cancer Center at Hackensack University Medical Center where David S. Siegel, M.D., Ph.D., chief of the Division of Multiple Myeloma, is one of the nation's foremost authorities on multiple myeloma. Most recently, Dr. Siegel served as lead investigator of the pivotal multi-center, Phase 2b study involving 30 cancer centers in North America that led to the FDA's fast-track approval of Kyprolis (carfilzomib) for relapsed multiple myeloma patients.

Agricultural Update

Senesco’s licensees of the eIF5A technology are advancing multiple agricultural programs in order to develop crops with improved characteristics related to growth and resistance to environmental stresses including drought and disease. Several plants incorporating Senesco technology are being evaluated in multiple field trials. Senesco believes that the most advanced program is that of licensee Rahan Meristem (1998) LTD, whose Chief Scientific Officer, Eli Kayat, presented on “Enhanced fungal resistance in transgenic banana plants (Musa acuminate AAA) expressing cottonwood (Populus sargentii) pathogen related eIF5A gene” at Tel Aviv University in February 2012. Black Sigatoka is an important fungal disease of banana plants that is controlled by frequent applications of fungicides, which are costly and have a significant environmental impact. Although not all Senesco’s agricultural agreements are the same, they generally provide for payments upon the achievement of certain milestones, from time to time in the short term, and royalty payments if products are marketed by the licensees.

Plans for the 2013 Fiscal Year

Management and the board of directors established our short-term goals and objectives for Fiscal 2013, which include staying on track to complete the Phase 1b/2a multiple myeloma trial with SNS01-T in the 2013 calendar year and preparing to start a Phase 2b study around the end of 2013.

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

About Mantle Cell Lymphoma

Mantle cell lymphoma (MCL) is a form of non-Hodgkin’s lymphoma (NHL), constituting roughly 6 percent of all NHL cases in the United States with a prevalence of approximately 30,000 cases. It is considered an aggressive form of B-cell lymphoma.

About Diffuse Large B-cell Lymphoma

Diffuse large B-cell lymphoma (DLBCL) is a fast growing form that is the commonest of non-Hodgkin’s lymphoma (NHL) accounting for 30 percent of new cases every year. There are approximately 120,000 cases of DLBCL in the US.

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is sponsoring a clinical study to evaluate its lead therapeutic candidate SNS01-T in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma. SNS01-T targets B-cell cancers and selectively induces apoptosis by modulating eukaryotic translation initiation factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and biofuels development, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ commercialized products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"), as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393

Leslie J. Browne, Ph.D.

President & CEO	info@senesco.com